                                                                    Exhibit 23.4



                       CONSENT TO BE NAMED AS A TRUSTEE



     I, Manuel A. Garcia, III, hereby consent to be nominated as a trustee of Security Capital Pacific Trust and to be named as such in Registration Statement On Form S-4 (File No. 333-51139) of Security Capital Pacific Trust filed with the Securities and Exchange Commission.



Dated: May 18, 1998                     /s/ Manuel A. Garcia, III
                                        -------------------------
                                        Manuel A. Garcia, III